Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Actinium Pharmaceuticals, Inc. on Form S-3 of our report dated March 16, 2017 relating to the consolidated financial statements of Actinium Pharmaceuticals, Inc. as of December 31, 2016 and 2015 and for the years then ended. We also consent to the reference to our firm under the headings "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 16, 2017